Exhibit 10.1

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (this “Agreement”) is made and entered into as of this 13th day of December, 2021, by and among ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”, and together with Ultralife and Southwest, collectively, the “Existing Borrowers”, and each individually an “Existing Borrower”), ULTRALIFE EXCELL HOLDING CORP., a Delaware corporation (“UEHC”), ULTRALIFE CANADA HOLDING CORP., a Delaware corporation (“UCHC”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”, and together with UEHC and UCHC, collectively, the “New Borrowers”, and each individually a “New Borrower”, and together with the Existing Borrowers, collectively, the “Borrowers”, and each individually a “Borrower”), the lending institutions currently a party to the Credit Agreement (as hereinafter defined) (each, a “Lender” and collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”, and in its capacity as agent for the Lenders under the Credit Agreement, “Agent”).

WHEREAS, Lenders, Agent and Existing Borrowers are parties to a certain Credit and Security Agreement dated as of May 31, 2017 (as amended by that certain First Amendment Agreement dated as of May 1, 2019, and as it may from time to time be further amended, restated or otherwise modified or supplemented from time to time, the “Credit Agreement”).

WHEREAS, Lenders, Agent and Existing Borrowers desire to amend the Credit Agreement by modifying certain provisions thereof, including, among other things, joining each of the New Borrowers as a Borrower under the Credit Agreement and other Loan Documents.

WHEREAS, unless defined herein, each term used herein shall be defined in accordance with the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration Lenders, Agent, and Borrowers agree as follows:

1.    Borrowers, Agent and the Lenders agree and acknowledge that all references in the Credit Agreement and each other Loan Document to the term “Borrowers” shall be deemed to include each of the New Borrowers as a co-borrower with the other Borrowers. The obligations, duties, undertakings and liabilities of the New Borrowers and the Existing Borrowers as “Borrowers” under the Credit Agreement and each other Loan Document shall be joint and several and, without limiting the generality of the foregoing, (a) each Borrower, including each New Borrower, hereby specifically and expressly ratifies and reaffirms the provisions of Section 11.20 of the Credit Agreement and agrees that each of them shall be jointly and severally liable for the payment and performance of all Secured Debt, and (b) each Borrower hereby specifically and expressly ratifies and reaffirms all of the provisions of Article XII of the Credit Agreement and its guaranty of the full and prompt payment and performance when due of the Secured Debt provided for thereunder, and agrees that its obligations, duties, undertakings and liabilities under such Article XII and such guaranty are unaffected by the joinder of each of the New Borrowers as a co-borrower with the other Borrowers under the Credit Agreement and the other Loan Documents.

2.    Article I of the Credit Agreement is hereby amended to delete the definitions of “Aggregate Commitment Percentage”, “Applicable Commitment Percentage”, “Applicable Debt”, “Change in Control”, “Commitment”, “Commitment Period”, “Excluded Accounts”, “Note” or “Notes”, “Required Lenders” and “Total Commitment Amount” therefrom in their entirety and to insert in place thereof the following:

“Aggregate Commitment Percentage” shall mean, for any Lender, as of any date, the percentage calculated by dividing (a) the aggregate, on such date, of (i) the Revolving Credit Commitments of such Lender, or if the Revolving Credit Commitments have expired or have been terminated or otherwise reduced to $0, then the amount outstanding under the Revolving Credit Notes of such Lender, plus (ii) the amount outstanding for such Lender under the Term Notes, plus (iii) the amount outstanding for such Lender under the Term Notes B, by (b) the aggregate, on such date, of (i) the Revolving Credit Commitments of all Lenders, or if the Revolving Credit Commitments have expired or have been terminated or otherwise reduced to $0, then the amount outstanding under the Revolving Credit Notes of all Lenders, plus (ii) the amount outstanding for all Lenders under the Term Notes, plus (iii) the amount outstanding for all Lenders under the Term Notes B.

“Applicable Commitment Percentage” shall mean, for each Lender, (a) with respect to the Revolving Credit Commitment, the percentage set forth opposite such Lender’s name under the column headed “Revolving Credit Commitment Percentage” as described in Schedule 1 hereto, and (b) with respect to the Term Loan Commitment, the percentage set forth opposite such Lender’s name under the column headed “Term Loan Commitment Percentage” as described in Schedule 1 hereto, and (c) with respect to the Term Loan B Commitment, the percentage set forth opposite such Lender’s name under the column headed “Term Loan B Commitment Percentage” as described in Schedule 1 hereto.

“Applicable Debt” at any time shall mean:

(a)         with respect to the Revolving Credit Commitment, collectively, (i) all Debt incurred by Borrowers to Agent or the Lenders pursuant to this Agreement and includes the principal of and accrued and unpaid interest on all Notes at such time, and (ii) each extension, renewal or refinancing thereof in whole or in part;

(b)         with respect to the Term Loan Commitment, collectively, (i) all Debt incurred by Borrowers to Agent or the Lenders pursuant to the Term Loan Commitment and includes the principal of, and accrued and unpaid interest on, the Term Notes at such time, and (ii) each extension, renewal or refinancing thereof in whole or in part hereunder, and (iii) any prepayment fees payable in connection with the Term Loan Commitment; and

(c)         with respect to the Term Loan B Commitment, collectively, (i) all Debt incurred by Borrowers to Agent or the Lenders pursuant to the Term Loan B Commitment and includes the principal of, and accrued and unpaid interest on, the Term Notes B at such time, and (ii) each extension, renewal or refinancing thereof in whole or in part hereunder, and (iii) any prepayment fees payable in connection with the Term Loan B Commitment

“Change in Control” shall mean: (a) with respect to any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date) holding in excess of ten percent (10%) of the voting Capital Stock of Ultralife as of the Closing Date (based upon Exchange Act filings of beneficial ownership with the SEC), the acquisition of ownership, directly or indirectly, beneficially or of record, by such Person or group, of Capital Stock of Ultralife representing more than 49% of the aggregate ordinary voting power represented by the issued and outstanding voting Capital Stock of Ultralife; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any other Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Capital Stock of Ultralife representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding voting Capital Stock of Ultralife; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower or any of its Subsidiaries by Persons who were neither (i) nominated by the board of directors of Ultralife or any of its Subsidiaries nor (ii) appointed by directors so nominated; (d) any merger, consolidation or sale of substantially all of the property or assets of Borrowers; (e) Ultralife ceasing to directly own and control 100% of each class of the outstanding Capital Stock of Southwest or UEHC; (f) Southwest ceasing to directly own and control 100% of each class of the outstanding Capital Stock of CLB; or (g) UEHC ceasing to directly or indirectly own and control 100% of each class of the outstanding Capital Stock of its Subsidiaries as of the Second Amendment Closing Date.

“Commitment” shall mean the obligation hereunder of each Lender as set forth on Schedule 1, to make Loans pursuant to the Revolving Credit Commitment, the Term Loan Commitment and the Term Loan B Commitment, and to participate in the issuance of Letters of Credit up to the Maximum Amount for such Lender, as such amounts may be reduced or adjusted pursuant to the terms hereof.

“Commitment Period” shall mean the period from the Closing Date until May 30, 2025, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Excluded Accounts” shall mean (a) up to three (3) Deposit Accounts which are not maintained with KeyBank so long as (i) the maximum amount at any time in any such account is not more than $5,000, and (ii) the maximum aggregate amount at any time in all such accounts is not more than $25,000, (b) any other Deposit Accounts used exclusively to fund payroll obligations (including payroll taxes and other employee wage and benefit payments) so long as the Credit Parties shall not maintain funds on deposit therein or credited thereto at any time in excess of 105% of the amounts necessary to fund such payroll obligations and any related payroll processing expenses routinely paid from such accounts on a current basis, (c) Deposit accounts used for segregating 401(k) contributions, and (d) Deposit Accounts in foreign jurisdictions in which KeyBank does not maintain a branch so long as the aggregate maximum amount at any time in all such accounts is not more than $2,000,000.

“Note” or “Notes” shall mean any Revolving Credit Note, any Term Note, any Term Note B or any other note delivered pursuant to this Agreement, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Required Lenders” shall mean the holders of at least 51% of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of at least 51% of the aggregate of (a) the Revolving Credit Commitments, (b) the amount outstanding under the Term Notes, and (c) the amount outstanding under the Term Notes B; provided, however, that the unused Revolving Credit Commitment of, and the portion of the total outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, however, that at any time there are fewer than three (3) Lenders hereunder, “Required Lenders” shall mean both such Lenders.

“Total Commitment Amount” shall mean the Maximum Revolving Amount, plus the aggregate Term Loan Commitment, plus the aggregate Term Loan B Commitment of the Lenders.

3.    Article I of the Credit Agreement is hereby amended to insert the following new definitions thereto in the appropriate alphabetical order:

“Aggregate Term Loan B Commitment Percentage” shall mean, for any Term Loan B Lender, as of any date, the percentage calculated by dividing (a) the aggregate, on such date, of the amount outstanding for such Lender under the Term Notes B, by (b) the aggregate, on such date, of the amount outstanding for all Lenders under the Term Notes B.

“Excell Acquisition” shall mean the acquisition by UCHC of all of the Capital Stock of Excell Canada, Excell USA and Excell USA Holdco from the Excell Sellers pursuant to the terms of the Excell Acquisition Documents.

“Excell Acquisition Agreements” shall mean (a) that certain Share Purchase Agreement dated as of December 13, 2021, by and among 1336889 B.C. Unlimited Liability Company, the Excell Sellers, Mark Kroeker, in his capacity as the Sellers’ Representative, and Excell Canada, together with all exhibits and schedules thereto, as the same may be amended, modified, supplemented or restated from time to time, and (b) that certain Share Purchase Agreement dated as of December 13, 2021, by and among 1336902 B.C. Unlimited Liability Company, the Excell Sellers, Mark Kroeker, in his capacity as the Sellers’ Representative and Excell USA Holdco, together with all exhibits and schedules thereto, as the same may be amended, modified, supplemented or restated from time to time.

“Excell Acquisition Documents” shall mean the Excell Acquisition Agreements and all other agreements, documents and writings heretofore, now or hereafter executed, delivered, or otherwise authenticated in connection with or related to the Excell Acquisition Agreements, in each case as any of the foregoing may be amended, restated or otherwise modified from time to time.

“Excell Canada” shall mean Excell Battery Canada Inc., a British Columbia corporation.

“Excell Sellers” shall mean (a) with respect to clause (a) of the definition of Excell Acquisition Agreements, Mark Kroeker, Randolph Peters, Brian Larsen, M. &. W. Holdings Ltd., Karen Kroeker, Heather Peterson, Michael Kroeker, Nicholas Kroeker, Brentley Peters, Craig Peters, Kurtis Peters, Heather Larsen, Ian Kane, Carol Peters and 0835205 B.C. Ltd., and (b) with respect to clause (b) of the definition of Excell Acquisition Agreements, M. & W. Holdings Ltd., Sanford Capital Ltd., Ian Kane, Arcee Enterprises Inc. and 0835205 B.C. Ltd.

“Excell USA” shall mean Excell Battery Corporation USA, a Texas corporation.

“Excell USA Holdco” shall mean 656700 B.C. Ltd., a British Columbia corporation.

“Second Amendment Closing Date” shall mean December 13, 2021.

“Term Loan B” shall mean the Loan granted to Borrowers by the Term Loan B Lenders in accordance with Section 2.1C hereof.

“Term Loan B Commitment” shall mean the obligation hereunder of the Term Loan B Lenders to make a Term Loan B in the original principal amount of $10,000,000, with each Term Loan B Lender’s obligation to participate therein being in the amount set forth opposite such Term Loan B Lender’s name under the column headed “Term Loan B Commitment” as set forth on Schedule 1 hereto (as such amounts may be reduced by the amounts of any payments applied thereto).

“Term Loan B Lenders” shall mean, collectively, each Lender which has a Term Loan B Commitment.

“Term Note B” shall mean the Term Notes B executed and delivered pursuant to Section 2.1C hereof, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“UCHC” shall mean Ultralife Canada Holding Corp., a Delaware corporation

“UEHC” shall mean Ultralife Excell Holding Corp., a Delaware corporation.

4.    The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended to delete the pricing table therefrom in its entirety and to insert in place thereof the following:

Consolidated Senior Leverage Ratio	Applicable Basis Points for Overnight LIBOR Loans	Applicable Basis Points for Base Rate Loans	Applicable Basis Points for Unused Fee
Less than 1.50 to 1.00	185	(50)	25
Greater than or equal to 1.50 to 1.00 but less than 2.50 to 1.00	200	(25)	20
Greater than or equal to 2.50 to 1.00	215	0	15

5.    Article I of the Credit Agreement is hereby amended to insert a new Section 1.6 thereto immediately following Section 1.5 as follows:

SECTION 1.6         BENCHMARK NOTIFICATION. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to USD LIBOR or with respect to any alternative or successor benchmark thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.6, will be similar to, or produce the same value or economic equivalence of, USD LIBOR or any other benchmark or have the same volume or liquidity as did USD LIBOR or any other benchmark rate prior to its discontinuance or unavailability.

6.    Section 2.1 of the Credit Agreement is hereby amended to delete the second and third full paragraphs therefrom in their entirety and to insert in place thereof the following:

Each Lender, for itself and not for any other Lender, agrees to make Loans and to participate in Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrowers or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Loans held by such Lender, when combined with such Lender’s Pro Rata Share of the Letter of Credit Exposure, shall not be in excess of the Maximum Amount for such Lender; (b) the aggregate principal amount outstanding of all outstanding Revolving Loans held such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Loans (including the Revolving Loans held by such Lender) which is not in excess of such Lender’s Applicable Commitment Percentage with respect thereto; (c) the aggregate principal amount of all outstanding Term Loans held by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Term Loans (including the Term Loans held by such Lender) which is not in excess of such Lender’s Applicable Commitment Percentage with respect thereto; (d) the aggregate principal amount of all outstanding Term Loans B held by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Term Loans B (including the Term Loans B held by such Lender) which is not in excess of such Lender’s Applicable Commitment Percentage with respect thereto; and (e) such aggregate principal amount outstanding on the Loans held by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (including the Loans held by such Lender) that is not in excess of such Lender’s Aggregate Commitment Percentage.

Each borrowing from the Lenders hereunder shall be made on a Pro Rata Basis according to the Lenders’ respective Applicable Commitment Percentages. The Loans may be made as Revolving Loans, as a Term Loan, as a Term Loan B and Letters of Credit may be issued, as follows:

7.    Section 2.1 of the Credit Agreement is hereby amended to insert the following new Subpart C at the end thereof:

C.         Term Loan B.

(i)         Subject to the terms and conditions of this Agreement, the Term Loan B Lenders shall make a Term Loan B to Borrowers on the Second Amendment Closing Date, in the amount for each Term Loan B Lender equal to its respective Term Loan B Commitment. To evidence the Term Loan B, Borrowers shall execute and deliver to each Term Loan B Lender a Term Note B, substantially in the form of Exhibit F hereto, with appropriate insertions. Borrowers shall pay principal on the Term Loan B in equal consecutive monthly installments of $166,667.00 commencing February 1, 2022, and continuing on the first day of each succeeding month thereafter, with a final payment in the amount of the then remaining balance thereof payable in full on January 1, 2027. The Term Loan B may not be reborrowed.

(ii)         Borrowers shall notify Agent from time to time, in accordance with the notice provisions of Section 2.2 hereof, whether the Term Loan B will be a Base Rate Loan or an Overnight LIBOR Loan. The Term Loan B may be a mixture of Base Rate Loans and Overnight LIBOR Loans. The Term Loan B Lenders, at the request of Borrowers to Agent, provided that no Event of Default exists hereunder and subject to the applicable notice and other provisions of Section 2.2 hereof, shall convert a Base Rate Loan to an Overnight LIBOR Loan at any time and shall convert an Overnight LIBOR Loan to a Base Rate Loan at any time.

(iii)         Borrowers shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid, commencing February 1, 2022, and continuing on the first day of each succeeding month thereafter and at the maturity thereof, at the Derived Base Rate from time to time in effect.

(iv)         Borrowers shall pay interest on the unpaid principal amount of each Overnight LIBOR Loan outstanding from time to time from the date thereof until paid, fixed in advance for each Overnight LIBOR Interest Period as herein provided for each such Overnight LIBOR Interest Period. Interest on such Overnight LIBOR Loans shall be payable, commencing February 1, 2022, and on the first day of each succeeding month thereafter and at the maturity thereof.

8.    Section 2.3(b) of the Credit Agreement is hereby amended to delete subpart (i) therefrom in its entirety and to insert in place thereof the following:

(i)         No Default. Subject to Section 2.7 hereof, if at the time any such funds are received hereunder (A) the Secured Debt has not been accelerated pursuant to Article IX, and (B) no Event of Default has occurred and be continuing (or if an Event of Default has occurred and is continuing, Agent, at the direction of the Required Lenders, shall not have provided notice to a Borrower of its intention to apply the provisions of Section 2.3(b)(ii)), in the following manner: (a) first, to the following items (i), (ii) and (iii) below in such manner as Borrowers shall direct (except that Borrowers may not alter the division as between Lenders as set forth in subparts (ii) and (iii) below), or in the absence of such direction in the following order: (i) to the payment of all fees, charges and reimbursable expenses due and payable to Agent or a Lender under the Secured Debt, this Agreement or the other Loan Documents at such time; (ii) to the payment of all of the interest which shall be due and payable on the principal of the Secured Debt at the time of such payment in accordance with each Lender’s Applicable Commitment Percentage; (iii) pro rata to (A) the payment of scheduled principal payments of the Term Loan that are then due in accordance with each Term Loan Lender’s Aggregate Term Loan Commitment Percentage, (B) the payment of scheduled principal payments of the Term Loan B that are then due in accordance with each Term Loan B Lender’s Aggregate Term Loan B Commitment Percentage, and (C) the payment of all obligations and liabilities of Borrowers under any Hedge Agreement entered into by Borrowers with the Secured Creditors to the extent then due and payable; (b) second, subject to the provisions of Section 2.4 hereof and the fees set forth in Section 2.4, if applicable, to the payment of the principal amount of any Revolving Loans then outstanding in accordance with each Revolving Loan Lender’s Applicable Commitment Percentage; and (c) third, to Borrowers.

9.    Section 2.7 of the Credit Agreement is hereby amended to delete subpart (g) therefrom in its entirety and to insert in place thereof the following:

(g)         Each prepayment of the Loans pursuant to this Section 2.7 (other than subpart (a)) (unless subject to the provisions of Section 2.3(b)(ii) hereof) shall be applied in the following order: (A) prepayment of the Term Loan, together with all accrued and unpaid interest on the principal amount prepaid, until such Term Loan is paid in full, in the inverse order of maturity, based on each Term Loan Lender’s Applicable Commitment Percentage, (B) prepayment of the Term Loan B, together with all accrued and unpaid interest on the principal amount prepaid, until such Term Loan B is paid in full, in the inverse order of maturity, based on each Term Loan B Lender’s Applicable Commitment Percentage and (C) prepayment in full of all outstanding Revolving Loans, which such prepayment shall not constitute a permanent reduction to the Revolving Credit Commitment. Any prepayment required to be made under this Section 2.7 shall be subject to any fee or other charge in connection with any Hedge Agreement.

10.    Article III of the Credit Agreement is hereby amended to insert a new Section 3.6 thereto immediately following Section 3.5 as follows:

SECTION 3.6         BENCHMARK REPLACEMENT SETTING. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section):

(a)         Replacing USD LIBOR. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earliest of (i) July 1, 2023, (ii) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (iii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)         Replacing Future Benchmarks. If any Benchmark Transition Event occurs after the date hereof (other than as described above with respect to USD LIBOR), the then-current Benchmark will be replaced with the Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting on the later of (i) as of 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrowers (together, if applicable, with an amendment to this Agreement implementing such Benchmark Replacement and any applicable Benchmark Replacement Conforming Changes) or (ii) such other date as may be determined by the Agent, in each case, without any further action or consent of any other party to this Agreement or any other Loan Document, so long as the Agent has not received, by such time (or, in the case of clause (ii) above, such time as may be specified by the Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Borrowers), written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders; provided, however, that in the event that the then-current Benchmark is not a SOFR-based rate, then the Benchmark Replacement shall be determined in accordance with clause (1) of the definition of “Benchmark Replacement” unless the Agent has determined that neither of such alternative rates is available. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.

(c)         Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement (whether in connection with the replacement of USD LIBOR or any future Benchmark), the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)         Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent pursuant to this Section including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(e)         Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR or any alternate rate selected in an Early Opt-in Election), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including any Benchmark Replacement) settings and (ii) if such tenor becomes available or representative, the Agent may reinstate any previously removed tenor for such Benchmark (including any Benchmark Replacement) settings.

(f)         Certain Defined Terms. As used in this Section:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement for the Benchmark has occurred pursuant to this Section, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)         for purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Agent:

(a)         the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; provided, that, if the Borrowers have provided a notification to the Agent in writing on or prior to the date on which the Benchmark Replacement will become effective that the Borrowers have a Hedge Agreement in place with respect to any of the Loans as of the date of such notice (which such notification the Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (1)(a) for such Benchmark Transition Event or Early Opt-in Election, as applicable; or

(b)         the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment for an Available Tenor of one-month’s duration (0.11448% (11.448 basis points));

provided, however, that if an Early Opt-in Election has been made, the Benchmark Replacement will be the benchmark selected in connection with such Early Opt-in Election; and

(2)         for purposes of clause (b) of this Section, the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value, or zero), in each case, that has been selected pursuant to this clause (2) by the Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark (other than USD LIBOR), the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1)         a notification by the Agent to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time incorporate or adopt (as a result of amendment or as originally executed) either a SOFR-based rate (including SOFR or Term SOFR or any other rate based upon SOFR) as a benchmark rate or an alternate benchmark interest rate to replace USD LIBOR (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)         the joint election by the Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org. (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time), on the immediately succeeding Business Day.

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

11.    Section 5.7 of the Credit Agreement is hereby amended to delete clause (b) therefrom in its entirety and to insert in place thereof the following

(b)         CONSOLIDATED SENIOR LEVERAGE RATIO. The Companies shall not suffer or permit the Consolidated Senior Leverage Ratio to exceed (i) 3.50 to 1.00 for the Fiscal Quarters ending December 31, 2022 and March 31, 2023, and (ii) 3.00 to 1.00 for the Fiscal Quarter ending June 30, 2023 and on the last day of each Fiscal Quarter thereafter.

12.    Article V of the Credit Agreement is hereby amended to delete Section 5.13 therefrom in its entirety and to insert in place thereof the following:

SECTION 5.13         ACQUISITIONS. Except for the Southwest Acquisition, the Excell Acquisition, Permitted Acquisitions or as expressly permitted under Section 5.11 or 5.12 hereof, without the prior written consent of the Required Lenders, no Company shall acquire or permit any Subsidiary to acquire the assets or stock of any other Person; provided, however, that in the event Borrowers ask Agent and the Lenders to consider consenting to any Acquisition (other than a Permitted Acquisition) then Agent and the Lenders agree (i) to give such request all due consideration in good faith, as determined by Agent and the Lenders in their Permitted Discretion, and (ii) not to unreasonably delay its decision with respect to such request.

13.    Section 5.14 of the Credit Agreement is hereby amended to delete clause (b) therefrom in its entirety and to insert in place thereof the following:

(b) any default has occurred under any Material Contract, the Southwest Acquisition Documents, or the Excell Acquisition Documents which such default is continuing beyond any period of grace provided with respect thereto,

14.    Article V of the Credit Agreement is hereby amended to delete Section 5.20 therefrom in its entirety and to insert in place thereof the following:

SECTION 5.20         RESTRICTED PAYMENTS. The Companies shall not pay or commit themselves to pay any Restricted Payments at any time, except:

(a)         any Company may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock);

(b)         (i) any Subsidiary may declare and pay or make Capital Distributions to any Credit Party; and (ii) any non-Credit Party may declare and pay or make Capital Distributions to any other non-Credit Party, or to the Borrower or any other Subsidiary;

(c)         Ultralife may declare and pay or make Capital Distributions in cash, so long as (i) no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, (ii) the Consolidated Senior Leverage Ratio, as measured pursuant to Section 5.7, hereof is less than or equal to 3.00 to 1.00 both prior to and after giving pro form effect to such Capital Distribution, and (iii) Borrowers Consolidated Fixed Charge Coverage Ratio, as measured pursuant to Section 5.7 hereof, is greater than or equal to 1.15 to 1.00 both prior to and after giving pro form effect to such Capital Distribution; and

(d)         Ultralife may repurchase its capital stock as required by Ultralife’s executive compensation program, so long as (i) no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, (ii) the proceeds of such repurchase are used solely for the purpose of paying withholding tax incurred pursuant to the issuance of stock (as compensation) under such executive compensation program, and (iii) the amount of stock (as compensation) issued under such executive compensation program is consistent with past business practices of Ultralife.

15.    Article V of the Credit Agreement is hereby amended to delete Section 5.35 therefrom in its entirety and to insert in place thereof the following:

SECTION 5.35         MODIFICATIONS TO CERTAIN MATERIAL DOCUMENTS. Without the prior written consent of the Required Lenders, the Companies shall not permit any amendment, restatement, waiver or other modification of any of the Southwest Acquisition Documents or any of the Excell Acquisition Documents.

16.    Section 7.22 of the Credit Agreement is hereby amended to delete the last sentence therefrom in its entirety and to insert in place thereof the following:

The representations and warranties made by the Credit Parties in the Southwest Acquisition Documents, the Excell Acquisition Documents and in any other agreements, instruments or certificates delivered pursuant thereto, are true and correct in all material respects (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

17.    The Credit Agreement is hereby amended to delete Section 8.5 therefrom in its entirety and to insert in place thereof the following:

SECTION 8.5         CROSS DEFAULT. If (a) any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of $500,000 beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, (b) any default by any Company shall have occurred under the Southwest Acquisition Documents, which such default shall be continuing beyond any period of grace provided with respect thereto; or (c) any default by any Company shall have occurred under the Excell Acquisition Documents, which such default shall be continuing beyond any period of grace provided with respect thereto.

18.    The Credit Agreement is hereby amended by deleting Schedule 1 therefrom in its entirety and by substituting in place thereof a new Schedule 1, in the form of Exhibit 1 attached hereto.

19.    The Credit Agreement is hereby amended to insert a new Exhibit F thereto, in the form of Exhibit 2 attached hereto.

20.    As a condition precedent to the effectiveness of this Agreement:

(a)    Borrowers shall have executed and delivered to each Term Loan B Lender a Term Note B, dated as of even date herewith, and each such Term Note B shall otherwise be in substantially the form and substance of Exhibit F of the Credit Agreement;

(b)    Borrowers shall have executed and delivered to Agent an Assumption and Joinder Agreement (the “Joinder Agreement”) and such Joinder Agreement shall be in form and substance satisfactory to Agent;

(c)    Pursuant to the Pledge Agreement executed by Ultralife on the Closing Date and in connection with the Excell Acquisition, Ultralife has pledged all Equity Interests of UEHC. In connection therewith, Ultralife shall have executed and delivered to Agent share certificates (or control agreements), appropriate stock powers (or equivalent), and such other documents in connection therewith as Agent shall reasonably request, each in form and substance satisfactory to Agent;

(d)    UEHC shall have executed and delivered to Agent a Pledge Agreement (the “New Pledge Agreement”), in form and substance satisfactory to Agent, together with the delivery of share certificates (or control agreements), appropriate stock powers (or equivalent), and such other documents in connection therewith as Agent shall reasonably request, each in form and substance satisfactory to Agent;

(e)    Each Borrower shall have delivered to Agent an officer’s certificate (or equivalent) certifying the names of the officers of such Borrower authorized to sign this Agreement, the Term Note B, the Joinder Agreement, the New Pledge Agreement, the Disbursement Direction Letter (as defined below) and each other document, agreement, writing or instrument executed in connection with this Agreement (collectively, the “Amendment Documents”) by such Borrower, together with the true signatures of such officers, and certified copies of (i) the resolutions of the board of directors (or equivalent governing body) of such Borrower evidencing approval of the execution and delivery of such documents, (ii) the articles of incorporation (or equivalent organizational document) of such Borrower, having been certified, not more than ten (10) days prior to this Agreement, by the Secretary of State of the jurisdiction under which such Borrower is organized; provided that Southwest and CLB may deliver their certified articles of incorporation (or equivalent organizational document) no later than five (5) days following the Second Amendment Closing Date, and (iii) the bylaws (or equivalent governance documents) of such Borrower. Notwithstanding the foregoing, each of the Existing Borrowers may, in lieu of providing copies of such Existing Borrower’s articles of incorporation (or equivalent organizational document) and bylaws (or equivalent governance documents), certify that there has been no change since the Closing Date (or, with respect to Southwest and CLB, the First Amendment Closing Date), to such Existing Borrower’s formation and governance documents and that such documents are in full force and effect on and as of the date hereof and no action for any amendment to such documents has been taken or is pending;

(f)    Agent shall have received a good standing certificate (or equivalent) for each Borrower issued by the Secretary of State in the state where such Borrower is organized; provided that Southwest and CLB may deliver their good standing certificates (or equivalent) no later than one (1) day following the Second Amendment Closing Date;

(g)    Agent shall have received the executed legal opinion of each Borrower’s counsel, in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement and the Amendment Documents being executed in connection herewith, and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(h)    Agent shall have received (i) final executed copies of the Excell Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all material amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, in each case having been certified by a Financial Officer of Borrowers as true and correct, and (ii) any other evidence that Agent reasonably requests, in form and substance reasonably satisfactory to Agent, that the Excell Acquisition has been completed for an aggregate consideration not in excess of $23,500,000 substantially contemporaneously with this Agreement.

(i)    Borrowers shall have delivered to Agent revised schedules to the Credit Agreement, in form and substance satisfactory to Agent;

(j)    Agent shall have received (i) for each Borrower, the results of UCC lien searches reasonably satisfactory to Agent; (ii) for the Existing Borrowers, the results of federal and state tax lien and judicial lien searches reasonably satisfactory to Agent; and (iii) UCC termination statements and payoff letters reflecting termination of all financing statements (other than financing statements related to Permitted Liens) previously filed by any party having a security interest in any part of the Collateral or any other property securing the Secured Debt;

(k)    New Borrowers shall deliver to Agent appropriate UCC financing statements;

(l)    Agent shall have received in form and substance satisfactory to Agent, one or more insurance certificates and copies of New Borrowers’ casualty insurance policies, and copies of New Borrowers’ liability insurance policies;

(m)    Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to Agent, with respect to New Borrowers;

(n)    Borrowers shall have delivered to Agent a disbursement direction letter (the “Disbursement Direction Letter”), in form and substance satisfactory to Agent;

(o)    Borrowers shall have paid to Agent for the pro rata benefit of the Lenders (i) a revolver renewal fee in the amount of $35,000 and (ii) an upfront fee in the amount of $25,000; and

(p)    Borrowers shall have paid all reasonable and documented out of pocket legal fees and expenses of Agent incurred in connection with this Agreement.

21.    As a conditions subsequent to the effectiveness of this Agreement, the Borrowers shall have:

(a)    Within one (1) day of the Second Amendment Closing Date, delivered to Agent good standing certificates (or equivalent) of Southwest and CLB;

(b)    within five (5) Business Days of the Second Amendment Closing Date, delivered to Agent the articles of incorporation (or equivalent organizational document) of New Borrowers, having been certified, not more than ten (10) days prior to such date by the Secretary of State of the jurisdiction under which each such New Borrower is organized;

(c)    within five (5) Business Days of the Second Amendment Closing Date, delivered to Agent the certificates or instruments representing the Capital Stock of UEHC and UCHC, and the appropriate transfer powers to each certificate or instrument;

(d)    within ten (10) days of the Second Amendment Closing Date, delivered to Agent loss payable endorsements reasonably satisfactory to Agent naming Agent as Lender loss payee with respect to the insurance policies referenced in Section 20(l) above;

(e)    within ninety days (90) days of the Second Amendment Closing Date:

(i)    delivered to Agent evidence, satisfactory to Agent, that New Borrowers have closed or moved to Agent all Deposit Accounts (other than any Excluded Accounts) and lockboxes;

(ii)    delivered to Agent a landlord’s waiver and/or a bailee’s waiver, if applicable, each in form and substance satisfactory to Agent and the Lenders, for each location where either (i) New Borrowers’ books and records are located, or (ii) any Collateral of a New Borrower with a fair market value in excess of $50,000 in the aggregate is located; and

(iii)    delivered to Agent such documents, instruments, legal opinions or other deliveries reasonably required by Agent to (i) join Excell Canada and any other Canadian Subsidiary subject to the Excell Acquisition as a Credit Party to the Credit Agreement and the other Loan Documents, (ii) evidence and perfect Agent’s security interest in the assets and Equity Interests of such Subsidiaries, and (iii) evidence and perfect Agent’s security interest in the Equity Interests of Excell USA.

22.    Each Borrower hereby represents and warrants to Agent and the Lenders that as of the date hereof: (a) such Borrower has the legal power and authority to execute and deliver the Amendment Documents executed by such Borrower in connection with this Agreement; (b) the officers (or other authorized Persons) of such Borrower executing the Amendment Documents have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions thereof; (c) the execution and delivery by such Borrower of the Amendment Documents to which it is a party and the performance and observance by such Loan Party of the provisions thereof do not violate or conflict with the Organizational Documents of such Borrower or any law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against such Loan Party; (d) after giving effect to this Agreement, no Default or Event of Default exists under the Loan Documents, nor will any occur upon giving effect to the execution and delivery of the Amendment Documents or by the performance or observance of any provision thereof; (e) such Borrower does not have any claim or offset against, or defense or counterclaim to, any of such Borrower’s obligations or liabilities under the Credit Agreement or the other Loan Documents; (f) the representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects (without duplication of materiality qualifiers) on and as of the date hereof, except to the extent such representation or warranty relates to an earlier specified date, in which case such representation and warranty is reaffirmed true and correct in all material respects as of such date; and (g) the Amendment Documents to which such Borrower is a party constitute a valid and binding obligation of such Borrower in every respect, enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

23.    In consideration of this Agreement, each Borrower hereby waives and releases Agent and the Lenders and their respective affiliates, officers, directors, equity holders, agents, attorneys, employees and representatives from any and all such claims, offsets, defenses and counterclaims of which such Borrower is aware or unaware in connection with the Credit Agreement to the extent arising on or prior to the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

24.    Each reference that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. Each Amendment Document is a Loan Document as defined in the Credit Agreement.

25.    Each Borrower hereby reaffirms its obligations, as applicable, under the Credit Agreement and all other Loan Documents to which such Borrower is a party, as any of them may from time to time be amended, restated or otherwise modified (the “Reaffirmed Documents”). Each Borrower agrees (i) that each Reaffirmed Document shall remain in full force and effect following the execution and delivery of this Agreement and any other Amendment Document, and (ii) that all references in any of the Reaffirmed Documents to the “Credit Agreement” or “Loan Agreement” shall be deemed to refer to the Credit Agreement, as amended by this Agreement or as it may be further amended, restated or otherwise modified from time to time.

26.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by facsimile or pdf electronic transmission, each of which when so executed and delivered shall be deemed to be an original and effective as a manually signed counterpart and all of which when taken together shall constitute but one and the same agreement.

27.    The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

28.    EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the duly authorized officers of the parties to this Agreement have executed this Agreement as of the date first written above.

BORROWERS:

ULTRALIFE CORPORATION

By: /s/ Michael D. Popielec

Name: Michael D. Popielec

Title: President and Chief Executive Officer

SOUTHWEST ELECTRONIC ENERGY

CORPORATION

By: /s/ Michael E. Manna

Name: Michael E. Manna

Title: President

CLB, INC.

By: /s/ Michael E. Manna

Name: Michael E. Manna

Title: President

ULTRALIFE EXCELL HOLDING CORP.

By: /s/ Michael E. Manna

Name: Michael E. Manna

Title: President

ULTRALIFE CANADA HOLDING CORP.

By: /s/ Michael E. Manna

Name: Michael E. Manna

Title: President

EXCELL BATTERY CORPORATION USA

By: /s/ Michael E. Manna

Name: Michael E. Manna

Title: President

[Signature Page to Second Amendment Agreement – Key/Ultralife]

AGENT AND THE LENDERS: KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Peter F. Leonard Name: Peter F. Leonard Title: Senior Vice President

[Signature Page to Second Amendment Agreement – Key/Ultralife]

EXHIBIT 1

SCHEDULE 1

LENDING INSTITUTIONS	REVOLVING CREDIT COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT	TERM LOAN COMMITMENT PERCENTAGE	TERM LOAN COMMITMENT	TERM LOAN B COMMITMENT PERCENTAGE	TERM LOAN B COMMITMENT	MAXIMUM AMOUNT
KeyBank National Association	100%	$30,000,000	100%	$8,000,000*	100%	$10,000,000	$48,000,000

Total Commitment Amount	100%	$30,000,000	100%	$8,000,000*	100%	$10,000,000	$48,000,000

*Principal balance is $22,255.52 as of the Second Amendment Closing Date.

EXHIBIT 2

EXHIBIT F

TERM NOTE B

$	Newark, New York

December [__], 2021

FOR VALUE RECEIVED, the undersigned, ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), ULTRALIFE EXCELL HOLDING CORP., a Delaware corporation (“UEHC”), ULTRALIFE CANADA HOLDING CORP., a Delaware corporation (“UCHC”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, Southwest, CLB, UEHC, UCHC and Excell USA, the “Borrowers”, and each individually, a “Borrower”), jointly and severally promise to pay to the order of ___________ (“Lender”) at the office of KEYBANK NATIONAL ASSOCIATION, as Agent, 726 Exchange Street, Suite 900, Buffalo, NY 14210, the principal sum of

______________________AND 00/100         DOLLARS

in lawful money of the United States of America at such times, in such amounts and in such manner as provided in Section 2.1C of the Credit Agreement or such earlier time as a prepayment is required pursuant to the Credit Agreement. As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of May 31, 2017, among Borrowers, certain other Credit Parties from time to time party thereto, the lenders named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

Borrowers also promise to pay interest on the unpaid principal amount of the Term Loan B from time to time outstanding, from the date of the Term Loan B until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1C of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1C; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing the Term Loan B, and payments of principal of either thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers’ obligations under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due after giving effect to any applicable grace or cure period, Lender may collect and Borrowers agree to pay a late charge of an amount equal to the greater of $50 or 5% of the amount of such late payment.

This Note is one of the Term Notes B referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, each Borrower expressly waives presentment, demand, protest and notice of any kind.

EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE, THE CREDIT AND SECURITY AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF.

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IN WITNESS WHEREOF, the undersigned have executed this Term Note B as of the date and year first written above.

BORROWERS:

ULTRALIFE CORPORATION

By:

Name: Philip A. Fain

Title: Chief Financial Officer and Treasurer

SOUTHWEST ELECTRONIC ENERGY

CORPORATION

By:

Name: Linda S. Saunders

Title: Vice President of Finance

CLB, INC.

By:

Name: Linda S. Saunders

Title: Vice President of Finance

ULTRALIFE EXCELL HOLDING CORP.

By:

Name: [__________]

Title: [__________]

ULTRALIFE CANADA HOLDING CORP.

By:

Name: [__________]

Title: [__________]

EXCELL BATTERY CORPORATION USA

By:

Name: [__________]

Title: [__________]

SECOND AMENDMENT AGREEMENT– KEY/ ULTRALIFE

Omitted Exhibits and Schedule Disclosure List

The following list briefly identifies the contents of the Exhibits and Schedules to the foregoing Second Amendment Agreement which have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

The Registrant agrees to furnish to the Securities and Exchange Commission, to supplement and upon request, a copy of any of the following omitted Exhibits and Schedules.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms by the foregoing Second Amendment Agreement.

1.	Schedule 5.8 – Contains a list of the permitted Indebtedness existing as of the Closing Date comprised of third-party financing for annual insurance premiums.

2.	Schedule 5.9 – Contains a statement that there are no permitted encumbrances.

3.	Schedule 5.11 – Contains a statement regarding investments made into Subsidiaries.

4.	Schedule 5.33 – Contains a list of the amount of all Subsidiary Payables as of the Closing Date.

5.	Schedule 7.1 – Contains a list stating the existences, good standings, foreign qualifications, and capitalizations of the companies.

6.	Schedule 7.4 – Contains descriptions of all Commercial Tort Claims which, if determined adversely, could not reasonably be expected to result in a Material Adverse Effect.

7.

Schedule 7.5 – Contains a list of each company’s: (i) location of its chief executive offices during the four (4) months prior to the date of the Agreement; (ii) location of its place of business during the past five (5) years; (iii) location of inventory held by third-parties during the past five (5) years; and, (iv) location of inventory currently held by third-parties.

8.	Schedule 7.8 – Contains a list of any of each company’s Commodity Account, Deposit Account, or Securities Account in which such company has rights or power to transfer title.

9.	Schedule 7.9 – Contains a list of real property owned or leased by any of the companies.

10.	Schedule 7.14 – Contains a list of all employee benefit plans sponsored or maintained by a company.

11.	Schedule 7.19 – Contains a list of any contract or agreement to which a company is a party that, if violated or breached, would reasonably be expected to have a Material Adverse Effect.

12.	Schedule 7.20 – Contains a statement as to all of the registered Intellectual Property owned by the companies.

13.	Schedule 7.21 – Contains a list of all insurance policies maintained by the companies as of the Closing Date.

14.	Exhibit A – Contains a list of all registered patents of the companies.

15.	Exhibit B – Contains a list of all registered trademarks of the companies